UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Genesco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 8, 2021, Genesco Inc. (the “Company”) issued the following press release.

The press release was also posted by the Company to www.GenescoDrivingValue.com on July 8, 2021.

Genesco Comments on Glass Lewis Recommendation

Genesco Urges Shareholders to Follow Institutional Shareholder Services’ Recommendation and Vote

“FOR ALL” Nine of the Company’s Highly Qualified Directors on the BLUE Proxy Card

NASHVILLE, Tenn. – July 8, 2021 – Genesco Inc. (NYSE: GCO) (“Genesco” or the “Company”) today issued the following statement in response to the Glass, Lewis & Co. (“Glass Lewis”) report regarding the election of directors to Genesco’s Board of Directors at the Company’s 2021 Annual Meeting of Shareholders (“Annual Meeting”), scheduled to be held on July 20, 2021:

“The Glass Lewis recommendation unfortunately ignores the series of decisive changes Genesco’s Board has initiated and implemented across the Company to sharpen our focus on our industry-leading footwear platform and the positive results these changes are producing for shareholders,” said Mimi Vaughn, Board Chair, President and CEO of Genesco. “Genesco’s nine director nominees collectively bring a wealth of leadership experience, financial, strategic and retail expertise, and strong track records of building enduring brands and creating sustainable value for shareholders.”

Genesco strongly disagrees with Glass Lewis’s conclusion and has serious concerns about Legion’s candidates Dawn Robertson and Hobart Sichel, who lack the track records, experience and commitment to serve on Genesco’s Board.

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Dawn Robertson has a reputation for short tenures and value destruction at companies – she has held nine different jobs in 15 years – and she does not have substantial experience in eCommerce or footwear.

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Hobart Sichel, who has no prior public board experience, was considered as a potential candidate for Genesco’s Board in the fall of 2020 and did not move forward given his narrowly focused marketing experience.

The Company does concur with Glass Lewis’s comment1 that Legion’s case “fixates on peripheral items which seem to offer limited utility” and with the advisory firm’s negative view of repeat Legion nominees Marjorie Bowen and Margenett Moore-Roberts. Glass Lewis noted that:

•	The reelection of Marjorie Bowen to the Genesco Board would not be expected to yield substantial value.

•	Margenett Moore-Roberts’s principal experience does not speak to the Board’s current needs.

Shareholders are urged to evaluate the Glass Lewis report in the context of last week’s analysis by the nation’s leading proxy advisor, ISS, which recommended that Genesco shareholders vote “FOR ALL” nine of the Company’s director nominees, stating:1

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“In light of GCO’s recent board and management changes, and given that Legion’s nominees do not appear demonstrably superior to the directors whom they would replace, shareholders are advised to support the board’s nominees at this annual meeting.”

Genesco Urges Shareholders to Vote “FOR” its Slate of Highly Qualified and

Experienced Director Nominees

[1]	Permission to use quotations neither sought nor obtained from ISS or Glass Lewis.

Genesco continues to urge shareholders to protect the value of their investment by voting the BLUE proxy card today “FOR ALL” nine of the Company’s highly qualified directors at the Company’s Annual Meeting scheduled to be held on July 20, 2021. The Company’s proxy statement and other important information related to its 2021 Annual Meeting of Shareholders can be found at www.GenescoDrivingValue.com.

PLEASE VOTE TODAY!

To make sure your vote is processed timely, we are encouraging all shareholders to vote online or by telephone if possible—

just follow the easy instructions on the enclosed BLUE proxy card.

You may also sign, date and return the enclosed BLUE proxy card.

If you have any questions or need help voting your BLUE proxy card,

please call the firm assisting us with the solicitation of proxies:

Innisfree

1 (877) 825-8772

(toll-free from the U.S. and Canada)

+1 (412) 232-3651

(from other locations)

REMEMBER:

Please simply discard any White proxy cards

you may receive from Legion, as voting on a White card,

even in protest, will revoke any previous proxy you submitted using the BLUE proxy card. Only your latest-dated proxy counts.

The Company’s proxy statement and other information related to its 2021 Annual Meeting can be found at www.GenescoDrivingValue.com.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer and branded company, sells footwear and accessories in more than 1,455 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com. In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “should,” “anticipate,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, the roll-out of COVID-19 vaccines and the public’s acceptance of the vaccines, additional stores closures due to COVID-19, the timing of the re-opening of our stores, the timing of in-person back-to-work and back-to-school and sales with respect thereto, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company’s omni-channel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company’s markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company’s shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company, and the impact of actions initiated by activist shareholders. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Important Additional Information and Where to Find It

Genesco has filed a definitive proxy statement (the “Proxy Statement”) and accompanying proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Genesco shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Genesco’s corporate website at www.genesco.com.

Participants in the Solicitation

Genesco, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Genesco shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Genesco’s directors and executive officers and certain other individuals and their respective interests in Genesco by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Genesco for the fiscal year ended January 30, 2021, and in the Proxy Statement. To the extent holdings of such participants in Genesco’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

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Media Contacts

Claire S. McCall

cmccall@genesco.com

(615) 308-2483

Or

Jared Levy / Danya Al-Qattan

Sard Verbinnen & Co

Genesco-SVC@sardverb.com

Investor Contacts

Tom George

tgeorge@genesco.com

(615) 367-7465

Or

David Slater

dslater@genesco.com

(615) 367-7604

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